Exhibit 99.1

DAN HANSEN APPOINTED TO CALIBER BOARD OF DIRECTORS, LAWRENCE X. TAYLOR SERVING AS BOARD ADVISOR

SCOTTSDALE, Ariz., July 12, 2023 — CaliberCos Inc., (NASDAQ: CWD) a leading vertically integrated alternative asset manager, today announced that Dan Hansen, former Chairman, President and CEO of Summit Hotel Properties Inc., joined its Board of Directors earlier this year. In addition, Lawrence X. Taylor, President of Taylor Strategy Group, is serving as a Board Advisor.

“Both Dan and Lawrence bring strong industry knowledge and deep strategic expertise to Caliber,” said Chris Loeffler, CEO of Caliber. “With decades-long experience in the public company real estate and hospitality spaces, Dan’s insights and guidance are of great value to Caliber. Lawrence’s work advising organizations through M&A activities, distressed assets and investment opportunities, corporate development, and complex capital transactions is the type of expertise that we believe will help us execute our strategic plans for growth and expansion. The entire Board looks forward to their continued contributions.”

Hansen, former Chairman, President and CEO of Summit Hotel Properties Inc., brings more than three decades of experience as a business executive, advisor, and board member to Caliber. He previously served on Caliber’s Advisory Board prior to the Company going public. He led Summit Hotel Properties from 2011 to 2021, when he transitioned to Executive Chairman of the company, a role he held through December 2021. Prior to joining Summit, Hansen spent 11 years at Merrill Lynch in several leadership positions, culminating as a vice president and regional sales manager covering the four-state Texas Mid-South Region. Hansen earned a bachelor’s degree in economics from South Dakota State University. Hansen resides in Austin, Texas, with his family.

Hansen said, “Caliber is in an exciting stage of growth and development and, along with the other seasoned Board members, I aim to guide the team as they navigate the exciting journey ahead.”

Taylor’s experience spans start-ups, private companies, and publicly traded companies across diverse industries, including casino gaming, hospitality, manufacturing, aviation, commercial real estate, retail, and healthcare. Currently, he is President of Taylor Strategy Group advising companies on finance, strategy, growth initiatives and related activities. Previously, Taylor served as Partner and Managing Director at Odyssey Capital Group, Chief Financial Officer at

Excorp Medical, Inc., Corporate Director of Investment Relations at Grand Casinos, Inc., and others. He is a Board Leadership Fellow of the National Association of Corporate Directors (NACD), is Directorship Certified by the NACD, and was recognized as a “Director to Watch” in 2020 by the Private Company Director Magazine. Taylor earned a bachelor’s degree in finance from Louisiana Tech University. Taylor resides in Litchfield Park, Ariz., and is an avid cook, woodturner, golfer, and tennis player. His daughter, Bryn, is a freshman at Creighton University studying nursing.

“I look forward to continuing to help Chris and his strong leadership team execute their strategy,” said Taylor. “Caliber has ambitious plans for growth, and I look forward to sharing my insights as they evaluate and navigate both opportunities and challenges along the way.”

About CaliberCos Inc.
Caliber (NASDAQ: CWD) is a leading vertically integrated alternative asset management firm whose purpose is to build generational wealth for investors seeking to access opportunities in middle-market assets. Caliber differentiates itself by creating, managing, and servicing proprietary products, including middle-market investment funds, private syndications, and direct investments which are managed by our in-house asset services group. Our funds include investment vehicles focused primarily on real estate, private equity, and debt facilities. Additional information can be found at Caliberco.com and CaliberFunds.co.

Forward Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber:
Samantha Vrcic
+1 480-295-7600
Samantha.vrcic@caliberco.com

Media Relations:
Danielle Meyer
Financial Profiles
+1 310-622-8237
Dmeyer@finprofiles.com